KPMG

KPMG LLP
Suite 1100
4655 Executive Drive
San Diego, CA 92121-3132

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-164039 and 333-161344) on Form S-1 and in registration statements (Nos. 333-235324, 333-268665, 333-228598, 333-214315, 333-214311, 333-213484, 333-202737, 333-191922, 333-188718, 333-178532, 333-178073, 333-178072, 333-144109, 333-137329, 333-132310, 333-124065, and 333-113065) on Form S-3 and in registration statements (Nos. 333-277477, 333-270779, 333-261847, 333-256255, 333-238616, 333-230621, 333-223836, 333-210117, 333-202741, 333-198920, 333-194596, 333-190970, 333-180692, 333-170252, 333-136225, 333-124066, and 333-120072) on Form S-8 of our reports dated November 26, 2024, with respect to the consolidated financial statements of Arrowhead Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting.

KPMG LLP

San Diego, California
November 26, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.